UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 6, 2026

ELME COMMUNITIES
(Exact name of registrant as specified in its charter)

Maryland	001-06622	53-0261100
(State of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

7550 WISCONSIN AVE, SUITE 900, BETHESDA, MD 20814

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (202) 774-3200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

At the close of business (Eastern Time) on November 5, 2026, the share transfer books of Elme Communities (the “Company”) were closed. On November 6, 2026 (the “Effective Date”), prior to the Effective Time (as defined below), in accordance with the Plan of Sale and Liquidation approved by the Board of Trustees of the Company (the “Board”) on July 30, 2025 and by the shareholders of the Company on October 30, 2025 (the “Plan of Sale and Liquidation”), the Company will transfer its remaining assets and liabilities to Elme Communities Liquidating Trust, a newly-created Maryland common law trust (the “Liquidating Trust”), for the benefit of the common shareholders of the Company. The Company has filed a Notice of Termination of Existence with the Maryland Department of Assessments & Taxation (“SDAT”), and pursuant to such notice, which has been accepted by SDAT, the Company will be dissolved as of 11:59 a.m. on the Effective Date (the “Effective Time”).

As of the Effective Time, all of the beneficial interests of the Liquidating Trust (the “Beneficial Interests”) will be held by the shareholders of the Company, with each shareholder of the Company being deemed automatically to have received a percentage of Beneficial Interests in the Liquidating Trust corresponding to such shareholder’s percentage ownership in the Company as of the close of business on November 5, 2026. Also at the Effective Time, all outstanding common shares of beneficial interest, par value $0.01 per share (the “Common Shares”), of the Company will be cancelled. Subject to certain exceptions related to transfer by will, intestate succession or operation of law, Beneficial Interests in the Liquidating Trust are not transferable, and holders of Beneficial Interests do not have authority or power to sell or in any other manner dispose of their Beneficial Interests. The Beneficial Interests will not trade on the New York Stock Exchange or any other exchange or over-the-counter. The rights of holders of Beneficial Interests will not be represented by any form of certificate or other instrument. The Company will file a Form 15 with the Securities and Exchange Commission (the “SEC”) on the Effective Date to terminate the registration of its Common Shares under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

In accordance with the Plan of Sale and Liquidation, the Liquidating Trust was created pursuant to a Liquidating Trust Agreement, dated as of October 7, 2026 (the “Trust Agreement”). Under the Trust Agreement, Paul T. McDermott, the President and Chief Executive Officer of the Company, and W. Drew Hammond, the Executive Vice President, Chief Financial Officer, Chief Administrative Officer, Secretary and Treasurer of the Company, were appointed as the initial trustees of the Liquidating Trust. Upon the transfer of assets and liabilities to the Liquidating Trust on the Effective Date, Mark E. Chertok, an employee of FTI Consulting, Inc. (“FTI”), will succeed Messrs. McDermott and Hammond as the sole trustee of the Liquidating Trust (in such capacity, the “Liquidating Trustee”), and Messrs. McDermott and Hammond will cease to serve as trustees of the Liquidating Trust. Following execution of the Trust Agreement, Messrs. McDermott, Hammond and Chertok provided notice of acceptance of their appointments as trustees of the Liquidating Trust to the qualified beneficiaries thereof as required by Maryland law. A copy of such notice is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein. Neither Mr. Hammond nor Mr. McDermott has received or will receive any fees for their service as trustees of the Liquidating Trust. The Liquidating Trust will pay $10,000 per month to FTI for the services of Mr. Chertok or any successor trustee employed by FTI at the time of service. Additionally, certain services beyond the scope of the agreed-upon engagement for liquidating trustee services will be billed at an agreed-upon hourly rate. The Trust Agreement vests the Liquidating Trustee with the authority to oversee the Liquidating Trust and manage the day-to-day affairs of the Liquidating Trust. It is also expected that the Liquidating Trustee will retain FTI to provide certain accounting, financial reporting and administrative services.

As contemplated in the Plan of Sale and Liquidation, the purpose of the Liquidating Trust is to liquidate the remaining assets (which are expected to consist primarily of the net cash proceeds from property sales) of the Liquidating Trust and distribute the amounts remaining in the Liquidating Trust, if any, after satisfaction of all remaining liabilities (including any additional liabilities, costs and expenses that may arise during the wind-down process) as an additional liquidating distribution to the holders of the Beneficial Interests upon completion of the wind-down process and in connection with termination of the Liquidating Trust. In addition to the transfer on the Effective Date by the Company to the Liquidating Trust of amounts intended to satisfy known liabilities, costs and expenses of the Company that are not satisfied prior to the Company’s dissolution (and that will be satisfied by the Liquidating Trust as appropriate), as well as net costs or expenses expected to be satisfied by the Liquidating Trust during the wind-down process, an additional cash reserve of approximately $9.5 million will also be transferred by the Company to the Liquidating Trust on the Effective Date to cover liabilities, costs or expenses that exceed estimated amounts, as well as any unknown or additional liabilities, costs or expenses that may arise prior to completion of the wind-down process. These transfers will be part of the above-described transfer of assets and liabilities on the Effective Date. The actual amount and timing of payment of any additional liquidating distribution(s) from the Liquidating Trust will be determined by the Liquidating Trustee in his sole discretion.

The Trust Agreement provides that the Liquidating Trust will terminate upon the earlier of the distribution of all of the Liquidating Trust’s assets in accordance with the terms of the Trust Agreement and the expiration of a three-year period from the Effective Date. The existence of the Liquidating Trust may, however, be extended if the Liquidating Trustee reasonably determines that an extension is necessary to fulfill the purposes of the Liquidating Trust.

Based on guidance previously provided by the SEC in similar circumstances, it is expected that the Liquidating Trust will file with the SEC Annual Reports on Form 10-K (using the SEC file number of the Company) with unaudited financial statements and Current Reports on Form 8-K (also filed using the SEC file number of the Company) upon the occurrence of a material event relating to the Liquidating Trust. The Liquidating Trust is not required to file periodic reports on Form 10-Q, file proxy statements, or present its financial statements in an interactive format through the use of XBRL based on such guidance.

The foregoing description of the Trust Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Trust Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On or about November 6, 2026, Tiffany Butcher and W. Drew Hammond, each of whom is an executive officer of the Company (the “Officers”), are each expected to enter into a consulting agreement with the Liquidating Trust (each, a “Consulting Agreement”). Pursuant to their respective Consulting Agreements, the Officers are expected to agree to render such consulting services as may be reasonably requested from time to time by the Liquidating Trust to facilitate the transition and wind-down of matters within the scope of such Officer’s knowledge and expertise and which relate to the services performed by the Officer for the Company prior to November 6, 2026.

The Consulting Agreements are expected to have terms expiring on April 30, 2027, unless earlier terminated, and may be extended by mutual written agreement of both parties. The Consulting Agreements are expected to provide for consideration of (i) $300 per hour for Ms. Butcher and (ii) $250 per hour for Mr. Hammond. The Consulting Agreements are expected to contain customary indemnification obligations of the Liquidating Trust and confidentiality obligations of the Officers. The Consulting Agreements are expected to provide for the ability to terminate such agreement by the mutual approval of the parties or by either party with 30 days’ notice or due to an uncured material breach.

The foregoing description of the Consulting Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Consulting Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Liquidating Trust Agreement, dated as of October 7, 2026, by and among Elme Communities, Paul T. McDermott, W. Drew Hammond and Mark E. Chertok
10.2	Form of Consulting Agreement with Elme Communities Liquidating Trust
99.1	Elme Communities Liquidating Trust Notice of Trust Existence and Acceptance of Trusteeship.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Forward-Looking and Cautionary Statements

Certain statements in this Current Report on Form 8-K are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. Such statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of Elme to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. Additional factors which may cause the actual results, performance, or achievements of Elme to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements include, but are not limited to: changes in the amount and timing of liquidating distributions from the Liquidating Trust as a result of known liabilities or contingent costs or expenses that may be higher than anticipated liabilities, costs or expenses, or unknown liabilities, costs or expenses that arise in the future which Elme cannot reasonably estimate at this time; the outcome of legal proceedings that may be instituted against Elme, its former trustees and others, including those related to the sale of 19 multifamily assets to an affiliate of Cortland Partners, LLC, and other completed sales and the Plan of Sale and Liquidation; whether or not the sale of one or more of Elme’s properties may be considered a prohibited transaction under the Internal Revenue Code of 1986, as amended; general economic developments and conditions; and volatility and uncertainty in the financial markets.

The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that affect Elme’s businesses in the “Risk Factors” section of Elme’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed by Elme, as well as other documents filed by Elme or the Liquidating Trust from time to time with the SEC. Copies of the documents filed by Elme with the SEC are available free of charge through the website maintained by the SEC at http://www.sec.gov, and are also available, free of charge, on Elme’s website at www.elmecommunities.com. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. While forward-looking statements reflect Elme’s good faith beliefs, they are not guarantees of future performance. Elme and the Liquidating Trust undertake no obligation to update the forward-looking statements or risk factors to reflect new information, future events, or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELME COMMUNITIES

November 6, 2026	By:	/s/ W. Drew Hammond
W. Drew Hammond
Executive Vice President, Chief Financial Officer, Chief Administrative Officer and Treasurer